Exhibit 99.1
Penton Media, Inc.
2005 Financial and Operating Highlights

YTD December 31,
($ in thousands)
	2005	2004	$ Change	% Change

Revenues	$192,847	$194,833	$(1,986)	(1.0%)

Net Loss	$(8,422)	$(67,191)	$58,769	n/m

Net Loss Applicable to Common Stockholders	$(16,109)	$(79,381)	$63,272	n/m

Adjusted EBITDA*	$40,869	$33,542	$7,327	21.8%

Adjusted EBITDA Margin	21.2%	17.2%
          * Reconciliation of net loss to Consolidated Adjusted EBITDA follows in this document.
2005 Financial Highlights
▶	Revenues decreased modestly year-on-year, primarily due to publishing declines, as well as the reduction of $3.5 million in revenues from underperforming products that were discontinued in 2005.
▶	Net loss position improved to $8.4m from $67.2m.
▶	Corporate operating costs declined 14% to $14.1m from $16.5m.
▶	Adjusted EBITDA grew 21.8% to $40.9m.
▶	Adjusted EBITDA margin improved 4 percentage points to 21.2%. Media properties that were discontinued in 2005 did not contribute significantly to adjusted EBITDA.
2005 Revenues by Product Line
▶	Publishing – Declined 5.1% to $134.2m from $141.4m (69.6% of total revenues)
▶	Events – Increased 6.3% to $40.2m from $37.8m (20.9% of total revenues)
▶	eMedia – Grew 17.9% to $18.4m from $15.6m (9.5% of total revenues)
Debt Reduction
Total debt at December 31, 2005 was $323.0m compared with $332.5m at December 31, 2004, as Penton executed three buybacks of its senior subordinated notes during the year. The buybacks will reduce annual bond interest payments by $2.0m.

2005 Reporting Segment Overview
▶	Industry
•	Revenues flat with 2004 at $74.9m
•	Segment eMedia revenues up 67%
•	Design/Engineering Group eMedia revenues up 164% and print revenues increased 4%
•	Manufacturing Group eMedia revenues up 48% to $2.5m
•	Construction Group performed well as our Comfortech event set attendance and revenue records and the Group launched a series of regional roadshows
▶	Technology
•	Revenues for this segment’s events business increased 21% over 2004
•	Business Technology Group performed well with revenues up 5%, EBITDA up 19%
•	IT Media Group had a strong organic growth year. Produced roadshows in 31 cities in the SQL market, increasing revenues for this product over a record year in 2004
•	IT Media Tech Conferences business exceeded expectations with revenues up 34% over 2004 and was key driver of conference growth for Penton in 2005
•	Electronics Group eMedia revenues up 35%
•	Acquired online database of power products as catalyst for vertical search product in the electronics OEM sector
•	Entered partnership to publish Electronic Design (ED) magazine in China; magazine compliments Chinese edition of ED’s Web site
•	Acquired MSD2D, a business including a Web site, directories and other products, which strengthened our existing portfolio and services for Microsoft-related markets
▶	Lifestyle
•	Natural Products Expo events portfolio produced over 428,000 net sq. feet of exhibit space, with more than 2,600 exhibiting companies and 58,000 attendees – all these metrics showing growth over 2004
•	Natural Products Expo Japan successfully launched with an international partner
•	New Hope Natural Media business launched a custom publishing business, securing 8 major contracts and setting a foundation for growth in 2006
•	2005 investments more than tripled eMedia revenues and expected to generate solid growth in 2006 and beyond
•	Acquired Kosher World as a catalyst for future growth in the hot ethnic and specialty foods market segments
▶	Retail
•	eMedia revenues expanded 28%
•	Solid launch of Healthy Baking Seminar in 2005 with good growth for this product in 2006
•	Noncommercial foodservice magazine up 9% in revenues; successfully launched conference in 2005
•	2005 restructuring in convenience retailing group showing solid signs of turnaround

Strategy & Operating Highlights
Key components of our strategic growth plan are to leverage the strong market positions and community strength of our top brands to develop new products, with a focus on offering our customers a complete array of integrated media – print, event and online – to meet their information needs and marketing objectives.
Particular focus is on:
1.	Aggressively building our eMedia portfolio
•	Launched/relaunched 15 Web sites in 2005; total “core” sites now at 47
•	Total page views for Penton sites grew 13% to 161.9m; unique visitors up 18% to 43.2m
•	Online advertising revenues increased 36%
•	Search revenues up 78%
•	Webcast revenues up 18%; 316 webcasts produced compared with 225 in 2004
•	Solid launches with search products, podcasting and blogs
•	23 digital editions (including 3 digital-only titles) compared with 11 in 2004
•	eMedia infrastructure strengthened with 15% increase in staff, including corporate eMedia function for selling cross-portfolio packages to large clients
2.	Expanding our events portfolio
•	Launched 57 conferences and roadshows that generated organic growth revenue of $5.3m
•	Attendance at conferences grew 45% over 2004; revenues for conferences grew 26%
•	Produced roadshow conferences in 54 cities in the U.S., Europe and the Middle East
3.	Delivering more custom media solutions to our customers
•	Custom revenues increased 29% in 2005
•	Custom business product line expanded across all media delivery channels, with growth in electronic products such as e-books and e-newsletters
•	Customer base now includes more than 20 industry associations
•	Launched internal custom communications business line, securing contracts with 3 large clients and setting stage for future growth
Forward-looking Statements
These 2005 Financial and Operating Highlights contain information points relating to Penton Media, Inc. that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the “safe harbor” created by those sections. Although Penton believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Actual results or events may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, Penton’s ability to expand its eMedia and events businesses and other factors contained in Penton’s most recent quarterly report on Form 10-Q and annual report on Form 10-K, as well as its other filings with the Securities and Exchange Commission.

Reconciliation of Net Loss to EBITDA and Consolidated Adjusted EBITDA*
($ in thousands)

	Years Ended December 31,
	2005	2004	2003

Net Loss	$(8,422)	$(67,191)	$(93,131)
Interest expense	39,537	40,005	41,581
Interest income	(241)	(207)	(437)
Provision (benefit) for income taxes	1,901	(792)	6,947
Depreciation and amortization	6,611	8,009	10,457

EBITDA	39,386	(20,176)	(34,583)

Loan and Security Agreement Adjustments:
Restructure and other charges	906	6,079	5,205
Provision for loan impairment	—	1,717	7,600
Impairment of assets (including goodwill)	—	34,466	39,913
Executive separation costs	154	2,728	—
Non-cash compensation	21	733	1,372
Discontinued operations, net of taxes	2,959	8,035	4,199
Gain on extinguishment of debt	(2,732)	—	—
Other, net	175	(40)	929

Consolidated Adjusted EBITDA	$40,869	$33,542	$24,635

* Consolidated Adjusted EBITDA, which we define as net income (loss) before interest, taxes, depreciation and amortization, non-cash compensation, impairment charges, restructuring and other charges, executive separation costs, provision for executive loan impairment, discontinued operations, and other non-operating items, is a non-GAAP financial measure that is presented not as a measure of operating results, but rather as a measure of our ability to service debt. It should not be construed as an alternative to either income/loss before income taxes, or cash flows from operating activities.
Management believes that the presentation of Consolidated Adjusted EBITDA will provide investors with information needed to assess our ability to continue to have access to funds as necessary. The table above presents a reconciliation of EBITDA and Consolidated adjusted EBITDA to net loss. Other companies may calculate similarly titled measures differently than we do.